                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                               Registration File No.: 333-142235

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-142235) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-500-5408.

Information in this material regarding any assets backing any securities described or referred to herein supersedes all prior information regarding such assets that is contrary to the information contained herein.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities
Corporation, Natixis Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities described or referred to herein or derivatives thereof (including options).

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached, that are substantially similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded:

o    disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors;

o    disclaimers of responsibility or liability;

o    statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends;

o    language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy;

o    statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and

o    a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale.

Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via the e-mail system pursuant to which this communication is being transmitted.

Distribution   Principal Balance
--------------------------------
12/2007          $90,437,000.00
01/2008          $90,437,000.00
02/2008          $90,437,000.00
03/2008          $90,437,000.00
04/2008          $90,437,000.00
05/2008          $90,437,000.00
06/2008          $90,437,000.00
07/2008          $90,437,000.00
08/2008          $90,437,000.00
09/2008          $90,437,000.00
10/2008          $90,437,000.00
11/2008          $90,437,000.00
12/2008          $90,437,000.00
01/2009          $90,437,000.00
02/2009          $90,437,000.00
03/2009          $90,437,000.00
04/2009          $90,437,000.00
05/2009          $90,437,000.00
06/2009          $90,437,000.00
07/2009          $90,437,000.00
08/2009          $90,437,000.00
09/2009          $90,437,000.00
10/2009          $90,437,000.00
11/2009          $90,437,000.00
12/2009          $90,437,000.00
01/2010          $90,437,000.00
02/2010          $90,437,000.00
03/2010          $90,437,000.00
04/2010          $90,437,000.00
05/2010          $90,437,000.00
06/2010          $90,437,000.00
07/2010          $90,437,000.00
08/2010          $90,437,000.00
09/2010          $90,437,000.00
10/2010          $90,437,000.00
11/2010          $90,437,000.00
12/2010          $90,437,000.00
01/2011          $90,437,000.00
02/2011          $90,437,000.00
03/2011          $90,437,000.00
04/2011          $90,437,000.00
05/2011          $90,437,000.00
06/2011          $90,437,000.00
07/2011          $90,437,000.00
08/2011          $90,437,000.00
09/2011          $90,437,000.00
10/2011          $90,437,000.00
11/2011          $90,437,000.00
12/2011          $90,437,000.00
01/2012          $90,437,000.00

02/2012          $90,437,000.00
03/2012          $90,437,000.00
04/2012          $90,437,000.00
05/2012          $90,437,000.00
06/2012          $90,437,000.00
07/2012          $90,437,000.00
08/2012          $90,437,000.00
09/2012          $90,437,000.00
10/2012          $90,436,169.55
11/2012          $89,011,476.89
12/2012          $87,350,194.01
01/2013          $85,902,655.65
02/2013          $84,447,019.03
03/2013          $82,316,383.27
04/2013          $80,840,801.04
05/2013          $79,135,250.07
06/2013          $77,641,907.32
07/2013          $75,918,996.12
08/2013          $74,407,693.91
09/2013          $72,887,932.94
10/2013          $71,139,195.76
11/2013          $69,601,179.07
12/2013          $67,680,612.13
01/2014          $65,997,437.78
02/2014          $64,304,867.47
03/2014          $61,861,135.10
04/2014          $60,145,599.94
05/2014          $58,173,912.91
06/2014          $56,437,833.10
07/2014          $54,446,506.85
08/2014          $52,694,357.80
09/2014          $50,932,462.16
10/2014          $48,916,152.82
11/2014          $47,133,139.70
12/2014          $45,096,244.50
01/2015          $43,291,930.98
02/2015          $41,477,535.12
03/2015          $38,923,903.06
04/2015          $37,085,225.38
05/2015          $34,993,938.61
06/2015          $33,133,339.12
07/2015          $31,020,628.07
08/2015          $29,137,861.61
09/2015          $27,244,569.82
10/2015          $25,099,904.99
11/2015          $23,184,080.21
12/2015          $21,017,392.91
01/2016          $19,078,783.03
02/2016          $17,129,331.87
03/2016          $14,690,575.18
04/2016          $12,716,667.86
05/2016          $10,493,215.20
06/2016          $ 8,495,872.98
07/2016          $ 6,249,515.14
08/2016          $ 4,228,474.65
09/2016          $ 2,219,728.37
10/2016          $       817.77
11/2016 and
thereafter       $         0.00

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-142235) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-500-5408.

Information in this material regarding any assets backing any securities described or referred to herein supersedes all prior information regarding such assets that is contrary to the information contained herein.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities
Corporation, Natixis Securities North America Inc., Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities described or referred to herein or derivatives thereof (including options).

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached, that are substantially similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded:

o    disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors;

o    disclaimers of responsibility or liability;

o    statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends;

o    language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy;

o    statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and

o    a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale.

Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via the e-mail system pursuant to which this communication is being transmitted.

PAC IO Components (This data is fod computation purposes and was not disclosed in the reds)

     A1           A2            A3             ASB         A4            AM            AJ            A1A           AMA
-----------------------------------------------------------------------------------------------------------------------------

 6   53,136,000   258,109,000   134,799,000   90,437,000   931,581,000   210,087,000   168,068,000   496,667,000   70,990,000
12   49,986,000   258,109,000   134,799,000   90,437,000   931,581,000   210,087,000   168,068,000   496,343,000   70,990,000
18   10,243,000   258,109,000   134,799,000   90,437,000   931,581,000   210,087,000   168,068,000   485,690,000   70,990,000
24            0   222,381,000   134,799,000   90,437,000   931,581,000   210,087,000   168,068,000   473,312,000   70,990,000
30            0   171,323,000   134,799,000   90,437,000   931,581,000   210,087,000   168,068,000   461,281,000   70,990,000
36            0   127,094,000   134,799,000   90,437,000   931,581,000   210,087,000   168,068,000   449,590,000   70,990,000
42            0    82,900,000   134,799,000   90,437,000   931,581,000   210,087,000   168,068,000   438,143,000   70,990,000
48            0    39,584,000   134,799,000   90,437,000   931,581,000   210,087,000   168,068,000   424,037,000   70,990,000
54            0             0   132,646,000   90,437,000   931,581,000   210,087,000   168,068,000   413,383,000   70,990,000
60            0             0             0   90,436,000   825,429,000   210,087,000   168,068,000   395,082,000   70,990,000
66            0             0             0   80,840,000   798,710,000   210,087,000   168,068,000   385,094,000   70,990,000
72            0             0             0   71,139,000   773,290,000   210,087,000   168,068,000   375,417,000   70,990,000
78            0             0             0   60,145,000   749,459,000   210,087,000   168,068,000   366,017,000   70,990,000
84            0             0             0   48,916,000   632,982,000   210,087,000   168,068,000   356,902,000   70,990,000
90            0             0             0   37,085,000   613,691,000   210,087,000   168,068,000   348,057,000   70,990,000
96            0             0             0   25,099,000   595,565,000   210,087,000   168,068,000   339,522,000   70,990,000

     AJA          B            C            D            E            F            G            H            J
-----------------------------------------------------------------------------------------------------------------------

 6   56,793,000   31,621,000   21,081,000   28,107,000   24,595,000   24,594,000   28,107,000   28,108,000   24,594,000
12   56,793,000   31,621,000   21,081,000   28,107,000   24,595,000   24,594,000   28,107,000   28,108,000   24,594,000
18   56,793,000   31,621,000   21,081,000   28,107,000   24,595,000   24,594,000   28,107,000   28,108,000   24,594,000
24   56,793,000   31,621,000   21,081,000   28,107,000   24,595,000   24,594,000   28,107,000   28,108,000   24,594,000
30   56,793,000   31,621,000   21,081,000   28,107,000   24,595,000   24,594,000   28,107,000   28,108,000   24,594,000
36   56,793,000   31,621,000   21,081,000   28,107,000   24,595,000   24,594,000   28,107,000   28,108,000   24,594,000
42   56,793,000   31,621,000   21,081,000   28,107,000   24,595,000   24,594,000   28,107,000   28,108,000   14,860,000
48   56,793,000   31,621,000   21,081,000   28,107,000   24,595,000   24,594,000   28,107,000   17,432,000            0
54   56,793,000   31,621,000   21,081,000   28,107,000   24,595,000   24,594,000   20,844,000            0            0
60   56,793,000   31,621,000   21,081,000   28,107,000   24,595,000   21,588,000            0            0            0
66   56,793,000   31,621,000   21,081,000   28,107,000   23,139,000            0            0            0            0
72   56,793,000   31,621,000   21,081,000   28,107,000    1,836,000            0            0            0            0
78   56,793,000   31,621,000   21,081,000   10,480,000            0            0            0            0            0
84   56,793,000   31,621,000   12,772,000            0            0            0            0            0            0
90   56,793,000   26,258,000            0            0            0            0            0            0            0
96   56,793,000    9,204,000            0            0            0            0            0            0            0

     K            L            M            N
-----------------------------------------------------

 6   31,621,000   14,054,000   10,541,000   7,026,000
12   31,621,000   14,054,000   10,541,000   7,026,000
18   31,621,000   14,054,000   10,541,000   7,026,000
24   31,621,000   14,054,000   10,541,000   7,026,000
30   31,621,000   12,435,000            0           0
36   16,722,000            0            0           0
42            0            0            0           0
48            0            0            0           0
54            0            0            0           0
60            0            0            0           0
66            0            0            0           0
72            0            0            0           0
78            0            0            0           0
84            0            0            0           0
90            0            0            0           0
96            0            0            0           0

PAC Strip Rates (This data is fod computation purposes and was not disclosed in the reds)

 1   6.2809
 2    6.485
 3    6.278
 4   6.2779
 5   6.4846
 6   6.2776
 7   6.4965
 8   6.2894
 9   6.4962
10   6.4961
11   6.2889
12   6.4958
13   6.2884
14   6.2882
15   6.2881
16   6.2883
17    6.495
18   6.2877
19   6.4948
20   6.2875
21   6.4945
22   6.4944
23   6.2871
24   6.4941
25   6.2868
26   6.2866
27   6.2866
28   6.2876
29   6.4936
30   6.2867
31   6.4938
32   6.2864
33   6.4935
34   6.4933
35   6.2859
36    6.493
37   6.2855
38   6.2813
39   6.2811
40   6.2811
41   6.4884
42   6.2806
43   6.4881
44   6.2802
45   6.4878
46   6.4883
47   6.2804
48   6.4881
49   6.2801
50   6.4878
51   6.2798
52    6.281
53   6.4877
54   6.2796
55   6.4885
56   6.2801
57   6.4708
58   6.4703
59   6.2621
60    6.469
61   6.2617
62   6.2615
63   6.2614
64   6.2616
65   6.4684
66    6.261
67   6.4681
68   6.2607
69   6.4679
70   6.4678
71   6.2603
72   6.4675
73     6.26
74   6.2598
75   6.2594
76   6.2597
77   6.4666
78    6.234
79   6.4384
80    6.234
81   6.4405
82   6.4403
83   6.2335
84     6.44
85   6.2332
86    6.233
87   6.2329
88   6.2332
89   6.4393
90   6.2323
91   6.4389
92    6.232
93   6.4386
94   6.4384
95   6.2314
96   6.4381